EXHIBIT NO. 99.1

         [Letterhead of Security Capital Preferred Growth Incorporated]


                                       December 13, 2001

Prime Group Realty Trust
77 West Wacker Drive
Suite 3900
Chicago, IL 60601

Re: First Amendment to Series A Preferred Securities Purchase Agreement dated as of April 13, 1999 (the "Amendment")
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Gentlemen:

     You have requested that we not give, for the time being, the redemption notice provided for in Section 1.1 of the Amendment in order to give the parties additional time to discuss the possibility of amending the documents which are the subject of the Amendment.

     We will agree not to give such notice at this time (it being understood that we may give such notice at any time in the future) if you hereby agree to amend the Amendment to reduce the minimum notice period in Section 1.1(b)(ii) of the Amendment from 30 days (as set forth in that letter agreement amending the Amendment dated September 25, 2001 (the "Letter Agreement")) to 10 days (provided that the Redemption Date (as defined in the Amendment) may not be earlier than January 15, 2002). Except as set forth herein all other terms of the Amendment, as modified by the Letter Agreement, shall remain in full force and effect.

     If you agree to the foregoing, please signify this by signing and returning, and having Prime Group Realty, L.P. sign and return, to us an executed copy of this letter.

                                       Very truly yours,

                                       SECURITY CAPITAL PREFERRED
                                       GROWTH INCORPORATED


                                       By:/s/ David E. Rosenbaum
                                          -----------------------
                                          David E. Rosenbaum,
                                          Senior Vice President
AGREED AND ACCEPTED THIS
17th DAY OF DECEMBER, 2001

PRIME GROUP REALTY TRUST

By:     /s/ Richard S. Curto
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Its:    Chief Executive Officer
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PRIME GROUP REALTY, L.P.
By:     Prime Group Realty Trust, its
        managing general partner

By:     /s/ Richard S. Curto
        ------------------------------
Its:    Chief Executive Officer
        ------------------------------